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                                                                      EXHIBIT 21


COMPUTER NETWORK TECHNOLOGY CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Articulent Inc.
  - Incorporated under the laws of the State of Delaware

Articulent LLC
  - Organized under the laws of the State of Minnesota

Business Impact Technology Solutions Limited
  - Incorporated under the English Companies Act
  - d/b/a CNT BI-TECH

Business Impact Technology Solutions Sweden AB
  - Incorporated under the laws of Sweden
  - d/b/a BI-TECH Sweden

CNT International Ltd.
  - Incorporated under the English Companies Act
  - d/b/a CNT International Ltd. and CNTI

CNT France S.A.
  - Incorporated under French law
  - d/b/a CNT France S.A. and CNTF

Computer Network Technology GmbH
  - Incorporated under German law

CNTFS Corporation
  - Incorporated under Barbados law

CNT Deutschland GmbH
  - Incorporated under German law

Computer Network Technology (Asia Pacific) Pty. Ltd.
  - Incorporated under Australian law
  - d/b/a CNT A/P

CNT Japan K.K.
  - Incorporated under Japanese law

CNT Acquisition I Corporation (formerly known as RealLegacy.com, Inc. and also formerly known as Propelis Software, Inc.)
  - Incorporated under Minnesota law

Computer Network Technology do Brasil Ltda.
  - Incorporated under Brazillian law

CNT Telecom Services, Inc.
  - Incorporated under Minnesota law

Basketball Corporation
  - Incorporated under Delaware law